UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported:  September 21, 2005

SKY PETROLEUM, INC. (Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	333-99455 (Commission File Number)	32-0027992 (IRS Employer Identification No.)

Suite 200 - 625 4th Ave. SW Calgary, Alberta, Canada T2P 0K2 (Address of Principal Executive Offices) (Zip Code)

(403) 265-3500
(Registrant’s Telephone Number, including Area Code)

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Stock Option Agreement with Michael D. Noonan

        In connection with the appointment of Mr. Michael D. Noonan as Vice President, Corporate of Sky Petroleum, Inc. (the “Company”) on August 28, 2005, the Company entered into a Stock Option Agreement with Mr. Noonan on September 21, 2005. Under this agreement, the Company granted to Mr. Noonan a non-qualified option to purchase an aggregate of 600,000 shares of the Company’s common stock at an exercise price of US$1.29 per share. The option expires ten years from the date of grant and vests with respect to 200,000 shares on April 30, 2006 and with respect to 200,000 shares for each of the two years thereafter.

Item 3.02.    Unregistered Sale of Equity Securities

        On September 21, 2005, in connection with the appointment of Michael D. Noonan as the Company’s Vice President, Corporate, the Company granted Mr. Noonan a non-qualified option to purchase 600,000 shares of common stock at a price of US$1.29 per share. The option expires ten years from the date of grant and vests with respect to 200,000 shares on April 30, 2006 and with respect to 200,000 shares for each of the two years thereafter. The Company believes that the offer and sale of these securities is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) under either (i) Section 4(2) of the Securities Act as transactions not involving any public offering and such securities having been acquired for investment and not with a view to distribution, or (ii) Rule 701 under the Securities Act as transactions made pursuant to a written compensatory benefit plan or pursuant to a written contract relating to compensation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKY PETROLEUM, INC.
(Registrant)

Dated: September 29, 2005	By: /s/ Daniel F. Meyer
Daniel F. Meyer President, Secretary and Treasurer

Dated: September 29, 2005	By: /s/ Donald C. Cameron
Donald C. Cameron Chief Executive Officer